FOURTH AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

FOURTH AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of October 1, 2014 by and between MONY LIFE INSURANCE COMPANY OF AMERICA (“MONY America”), an Arizona life insurance company, and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC executing this Agreement below (collectively, the “General Agent”).

MONY Life and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of June 6, 2005 between them (the “Sales Agreement”) to establish the compensation rates payable by MONY America to the General Agent on sales of Athena Indexed Universal LifeSM Series 153, Incentive Life Legacy® II, BrightLifeSM Protect and BrightLifeSM Grow Indexed Universal Life, Simplified Issue Term and Term Series SM 156 products, effective from and after the date hereof, as more particularly set forth on the amended and restated Schedule 1 of Exhibit A attached hereto and made a part hereof.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

MONY LIFE INSURANCE COMPANY OF AMERICA		AXA NETWORK, LLC

By:	/s/ Anders Malmstrom	By:	/s/ Eileen Forrest
	Anders Malmstrom		Eileen Forrest
	Senior Executive Director		President and Chief Executive
	and Chief Financial Officer		Officer

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF OCTOBER 1, 2014

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of the date set forth above and is attached to and made part of the General Agent Sales Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Network, LLC.

Compensation to General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Total compensation to General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by MONY America and, where applicable, fund-based basis points as more particularly set forth in the following tables:

Commissions on renewals and 2014 and later Sales of Individual Permanent Life Insurance Products:

Tvpe of Premium	Percentage
MONY VUL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	5.0%
Asset Based Trailer	0.0%

MONY ISWL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	4.0%

Group UL
First Policy Year up to Target	110%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	4.8%

[1]	Policy Year 2 and later.

Exhibit A

Amended and Restated Schedule 1 (cont.)

Effective as of October 1, 2014

Tvpe of Premium	Percentage
Corporate Owned Life Insurance
First Policy Year up to Target	30.8%
Excess Premiums (Policy Year 1)	13.6%
Renewals[2]	15.0%
Asset Based Trailer[2]	0.20%[3]

Bank Owned Life (BOLI)
Single Premium	5.0%
Asset Based Trailer[2]	0.25%[3]

Incentive Life Legacy II
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	5.8%
Renewals for Policy Years 6-10	3.8%
Renewals for Policy Year 11+	2.5%

Athena IUL 153
First Policy Year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Year 2-5	8.0%
Renewals for Policy Years 6+	3.0%

BrightLifeSM IUL Product Series
First policy year up to Target	99.0%
Excess Premiums (Policy Year 1)	8.5%
Renewals for Policy Years 2-5	5.0%
Renewals for Policy Years 6-10	3.0%
Renewals for Policy Years 11+
BrightLifeSM Protect	1.0%
BrightLifeSM Grow	2.0%

All Other MLOA Products
First Policy Year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[2]	5.0%
Asset Based Trailer	0.0%

[2]	Policy Year 2 and later.
[3]	Based on unloaned policy account value.

Exhibit A

Amended and Restated Schedule 1 (cont.)

Effective as of October 1, 2014

Commissions on renewals and 2014 and later sales of Individual Term Life Insurance Products:

Tvpe of Premium	Percentage
First Year	99.0%
One Year Term Life (GF #148-51)	10% (5% for issue ages 80 and above)

Renewals for Simplified Issue Term
Policy Years 2-5
Term 10SM	0.25%
Term15SM	0.25%
Term 20SM	0.25%

Renewals for Term Series 156
Policy Years 2-5
Term 10SM	7.0%
Term 15SM	10.5%
Term 20SM	14.25%
ARTSM	7.65%
Policy Years 6-10
Term 10SM	0.0%
Term 15SM	1.0%
Term 20SM	1.0%
ARTSM	3.15%

Commissions on In-force Permanent Life Insurance Products (other than COLI, BOLI, Incentive Life Legacy II, Athena IUL 153, and BrightLifeSM IUL):

Tvpe of Premium	Percentage
Renewals[4]	5.0%
Asset Based Trailer	0.0%

[4]	Policy Year 2 and later.

Exhibit A

Amended and Restated Schedule 1 (cont.)

Effective as of October 1, 2014

Commissions on In-force COLI:

Type of Premium	Percentage
Renewals[5]	15.0%
Asset Based Trailer[4]	0.20%[6]

Commissions an In-force BOLI:

Tvpe of Premium	Percentage
Asset Based Trailer[4]	0.25%[5]

Commissions on In-force Term Life Insurance Products:

Type of Premium	Percentage
Renewals[7]	3.0%
Renewals[8]	0.0%

[5]	Policy Year 2 and later.
[6]	Based on unloaned policy account value
[7]	Applies to policies issued prior to 7/29/02.
[8]	Applies to policies issued on or after 7/29/02.

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